UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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QUIDEL CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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QUIDEL CORPORATION
10165 McKellar Court
San Diego, CA 92121
(858) 552-1100

April 11, 2006

To Our Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders which will be held on Wednesday, May 17, 2006, at 8:30 a.m., local time, at the L’Auberge Del Mar Resort and Spa, 1540 Camino Del Mar, Del Mar, California 92014. At the Annual Meeting, you will be asked to consider and vote upon the ratification of the selection of our independent registered public accounting firm, election of seven directors to the Board of Directors and such other matters as may properly come before the Annual Meeting.

Enclosed are the Notice of the Annual Meeting, the Proxy Statement and accompanying proxy card, and a copy of our Annual Report to Stockholders.

To assure your representation at the Annual Meeting, you are urged to vote on, date, sign and return the enclosed proxy card for which a prepaid, return envelope is provided. Your prompt response is helpful and appreciated.

Our Board of Directors and officers look forward to seeing you at the Annual Meeting.

Sincerely yours,

/s/ CAREN L. MASON

Caren L. Mason
President and Chief Executive Officer
QUIDEL CORPORATION

QUIDEL CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 17, 2006

To Our Stockholders:

The Annual Meeting of Stockholders of Quidel Corporation will be held on Wednesday, May 17, 2006, at 8:30 a.m., local time, at L’Auberge Del Mar Resort and Spa, located at 1540 Camino Del Mar, Del Mar, California 92014, for the following purposes:

1.     To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2006;

2.     To elect seven directors to serve on the Board of Directors to hold office until the 2007 Annual Meeting of Stockholders; and

3.     To transact such other business as may properly be presented at the Annual Meeting or any adjournments or postponements thereof.

Only stockholders of record at the close of business on March 31, 2006 are entitled to receive notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

The Board of Directors of Quidel Corporation unanimously recommends that the stockholders vote FOR the ratification of the selection of our independent registered public accounting firm, and FOR the seven nominees for the Board of Directors named in the accompanying Proxy Statement.

All stockholders are cordially invited to attend the Annual Meeting. You are urged to sign, date and otherwise complete the enclosed proxy card and return it promptly in the enclosed envelope whether or not you plan to attend the Annual Meeting. If you attend the Annual Meeting and wish to do so, you may vote your shares in person even if you have signed and returned your proxy card.

By Order of the Board of Directors,

/s/ CAREN L. MASON

Caren L. Mason
President and Chief Executive Officer

San Diego, California
April 11, 2006

QUIDEL CORPORATION
10165 McKellar Court
San Diego, California 92121
(858) 552-1100

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

MAY 17, 2006

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Quidel Corporation, a Delaware corporation, for use at the 2006 Annual Meeting of Stockholders to be held on Wednesday, May 17, 2006, at 8:30 a.m., local time, at L’Auberge Del Mar Resort and Spa, located at 1540 Camino Del Mar, San Diego, California 92014, and at any and all adjournments and postponements of the Annual Meeting. This Proxy Statement and the accompanying proxy card will first be mailed to stockholders on or about April 12, 2006.

We will pay the expenses in connection with this solicitation. We and our employees will solicit proxies by mail, in person, by telephone, facsimile or other electronic means and will not receive any additional compensation for such solicitations. In addition, we have engaged InvestorCom, Inc. to aid in the solicitation of proxies to be voted at the Annual Meeting at an estimated cost of $5,000 plus out-of-pocket expenses. We will also pay brokers or other persons holding stock in their name or the names of their nominees for the expenses of forwarding soliciting material to their principals.

RECORD DATE AND VOTING

The close of business on March 31, 2006 has been fixed as the record date (the “Record Date”) for determining which stockholders are entitled to notice of and to vote at the Annual Meeting. On the Record Date, 34,080,488 shares of our voting common stock were outstanding. Each share of common stock is entitled to one vote on any matter that may be presented for consideration and action by the stockholders at the Annual Meeting. A quorum is required to transact business at the Annual Meeting. The holders of a majority of the outstanding shares of common stock on the Record Date and entitled to be voted at the Annual Meeting, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting and any adjournments and postponements thereof. Abstentions and broker non-votes are counted for the purpose of determining the presence or absence of a quorum for the transaction of business. With regard to the election of directors, votes may be cast in favor of a director nominee or withheld. Because directors are elected by plurality, abstentions from voting and broker non-votes will be entirely excluded from the vote and will have no effect on its outcome. If a quorum is present at the Annual Meeting, the nominees receiving the greatest number of votes (up to seven directors) will be elected. For proposals other than the election of directors, the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting is required for approval. With regard to these proposals, abstentions will be counted in tabulations of the votes cast on a proposal presented to stockholders and will have the same effect as a vote against the proposal, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved and accordingly will have no effect on the outcome of the vote on such proposal.

Unless otherwise designated, each proxy submitted by a stockholder will be voted:

•       FOR ratification of the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the Company’s independent registered accounting firm for its fiscal year ending December 31, 2006; and

•       FOR each of the seven nominees named below for election as directors.

Where a stockholder has directed how his or her proxy is to be voted, it will be voted according to the stockholder’s directions. Any stockholder has the power to revoke his or her proxy at any time before it is voted at the Annual Meeting by submitting a written notice of revocation to the Secretary of the Company or by timely filing a duly executed proxy bearing a later date. The proxy will not be voted if the stockholder who executed it is present at the Annual Meeting and elects to vote in person the shares represented by the proxy. Attendance at the Annual Meeting will not by itself revoke a proxy.

PROPOSAL 1

The Audit Committee of the Board of Directors has selected the firm of Ernst & Young LLP, independent registered public accounting firm, to audit our consolidated financial statements for the fiscal year ending December 31, 2006, and to perform other appropriate accounting services. The affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the meeting is needed to ratify the selection. If the stockholders do not ratify the appointment of Ernst & Young LLP, the selection of the Company’s independent registered public accounting firm will be reconsidered by the Audit Committee. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

Independent Registered Public Accounting Firm

Set forth below are the aggregate fees paid or accrued for audit and other professional services rendered by our independent registered public accounting firm for the fiscal years ended December 31, 2005 and 2004.

	Fiscal Years Ended December 31,
	2005	2004
Audit fees(1)	$828,445	$870,000
Audit-related fees(2)	7,500	11,300
Tax fees(3)	216,615	529,700
All other fees	—	—
Total fees	$1,052,560	$1,411,000

(1)          Audit fees represent fees for professional services provided in connection with the audit of our financial statements, review of quarterly financial statements, audit of compliance under Section 404 of the Sarbanes-Oxley Act of 2002, and services provided in connection with statutory and regulatory filings.

(2)          Audit-related fees consisted primarily of accounting consultation.

(3)          For fiscal years 2005 and 2004, respectively, tax fees primarily included tax compliance fees of $194,115 and $274,000 and tax consulting fees of $22,500 and $255,700.

Policy on Audit Committee Pre-approval of Audit and Permissible Non-audit Services of Independent Registered Public Accounting Firm

The Audit Committee has the responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee may also pre-approve particular services on a case-by-case basis. In assessing requests for services by our independent registered public accounting firm, the Audit Committee considers whether such services are consistent with the auditor’s independence, whether the independent registered public accounting firm is likely to provide the most effective and efficient service based upon their familiarity with us, and whether the service could enhance our ability to manage or control risk or improve audit quality.

All of the audit, audit related and tax services provided by Ernst & Young LLP in fiscal years 2005 and 2004 (described in the footnotes to the table above) were approved in advance by the Audit Committee.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR
ENDING DECEMBER 31, 2006.

PROPOSAL 2
ELECTION OF DIRECTORS

Nominees for Election

Our directors are elected at each annual meeting of stockholders. At the Annual Meeting, seven directors will be elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified. The nominees receiving the greatest number of votes (up to seven directors) at the Annual Meeting will be elected. Our Board of Directors recommends that the stockholders vote FOR the seven nominees named below for the Board of Directors.

Each of the nominees set forth below for election as a director is an incumbent director. Each of the nominees has consented to serve as a director if elected. Unless authority to vote for any director nominee is withheld in a proxy, it is intended that each proxy will be voted FOR each of the nominees. If any of the nominees for director should become unable to serve if elected before the Annual Meeting, it is intended that shares represented by proxies will be voted for such substitute nominees, if any, as may be recommended by our existing Board of Directors, unless other directions are given in the proxies.

Name of Nominee(1)	Age	Principal Occupation	Director Since
Thomas D. Brown	57	Vice Chairman of the Condell Medical Center and Retired Senior Vice President, President Diagnostics Division of Abbott Laboratories	2004
Rod F. Dammeyer	65	President of CAC, L.L.C., a private company providing capital investment and management advisory services	2006
Douglas S. Harrington, M.D.	53	Chief Executive Officer of Bioanalytical Laboratories of America	2004
Caren L. Mason	52	President and Chief Executive Officer, Quidel Corporation	2004
Mary Lake Polan, M.D., Ph.D, M.P.H.	62	Emeritus Chair, Department of Gynecology and Obstetrics, Stanford University School of Medicine	1993
Mark A. Pulido	53	Chairman of the Board, Quidel Corporation	2002
Jack W. Schuler	65	Chairman of the Board, Ventana Medical Systems, Inc. and Stericycle, Inc.	2006

(1)          As previously disclosed, Thomas A. Glaze and Faye Wattleton, who have been members of our Board of Directors since 1979 and 1994, respectively, are retiring from the Board of Directors effective as of the Annual Meeting.

Biographical Information

THOMAS D. BROWN was appointed to our Board of Directors in December 2004. Prior to his retirement in 2002, Mr. Brown had a 28-year career in the healthcare industry where he held various sales, marketing and executive positions within Abbott Laboratories, a broad-based healthcare company, as follows. From 1998 to 2002, Mr. Brown was Senior Vice President, and President of the Diagnostics Division. From 1993 to 1998, Mr. Brown was Corporate Vice President Worldwide Commercial Operations. From 1992 to 1993, Mr. Brown was Divisional Vice President Worldwide Commercial

Operations. From 1987 to 1992, Mr. Brown was Divisional Vice President and General Manager, Western Hemisphere Commercial Operations. From 1986 to 1987, Mr. Brown was Divisional Vice President U.S. Sales and, from 1985 to 1986, was Director of Sales. Mr. Brown currently serves on the Board of Directors of Ventana Medical Systems, Inc., a diagnostic instrument/reagent systems company, Cepheid, a molecular diagnostics company, and is Vice Chairman of the Condell Medical Center. Mr. Brown holds a Bachelor of Arts degree from the State University of New York at Buffalo.

ROD F. DAMMEYER was appointed to our Board of Directors in February 2006. Mr. Dammeyer is the President of CAC, L.L.C., a private company providing capital investment and management advisory services, and is the retired vice chairman of Anixter International, where he served from 1985 until February 2001, and retired managing partner of corporate investments of Equity Group Investments, L.L.C., where he served from 1995 until June 2000. Mr. Dammeyer serves as a director of GATX Corporation, a worldwide, specialized finance and leasing company, Stericycle, Inc., a medical waste management and healthcare compliance services company, and Ventana Medical Systems, Inc., a developer and supplier of automated diagnostic systems. He also serves as a trustee of Van Kampen Investments, Inc. and a director of The Scripps Research Institute. He received a B.S. degree in accounting from Kent State University and is a certified public accountant.

DOUGLAS S. HARRINGTON, M.D. is currently the Chief Executive Officer of Bioanalytical Laboratories of America. Dr. Harrington served as Chief Executive Officer and Laboratory Director of Specialty Laboratories, Inc., a laboratory services provider, from April 2002 through March 2005 and had been a Director of Specialty Laboratories, Inc. from October 1996 through February 2005. Dr. Harrington served as a director of ChromaVision Medical Systems, a medical device imaging company, from 1996 through 2004, and served as its Chief Executive Officer from 1996 to 2000. Dr. Harrington was Chairman of the Board of ChromaVision Medical Systems from 2000 to 2002. Prior to ChromaVision Medical Systems, Dr. Harrington served as President of Nichols Institute, a publicly traded specialized laboratory services company, from 1992 to 1995. Prior to 1992, Dr. Harrington held various other executive positions at Nichols Institute including Laboratory Director and Vice President of Operations. Dr. Harrington is a clinical professor of pathology and laboratory medicine at the University of Southern California and has authored more than 90 peer-reviewed publications. He received his B.A. in molecular biology and M.D. from the University of Colorado health science center in 1978 and is board certified in anatomic and clinical pathology and hematology.

CAREN L. MASON was appointed to our Board of Directors and became our President and Chief Executive Officer on August 20, 2004. Ms. Mason has more than 25 years experience in healthcare. Prior to joining us, Ms. Mason provided consultative services for Eastman Kodak Health Imaging as a result of the sale of MiraMedica, Inc., a digital technology, diagnostic imaging company, to Eastman Kodak. Ms. Mason served as President and Chief Executive Officer for MiraMedica, Inc. from April 2002 through September 2003. From January 2000 through June 2001, Ms. Mason served as Chief Executive Officer of eMed Technologies, Inc. of Lexington, Massachusetts, a digital technology, diagnostic imaging company. Prior to joining eMed Technologies, Ms. Mason served as General Manager of the Women’s Healthcare business and as a General Manager in various capacities for the Services business of General Electric Medical Systems from July 1996 to January 2000. Ms. Mason’s additional healthcare experience includes her tenure with Bayer AG/AGFA from October 1989 to July 1996 where she last served as Senior Vice President for the AGFA Technical Imaging Business Group. Ms. Mason began her career in healthcare with American Hospital Supply/Baxter Healthcare and served in sales, marketing and managerial roles from 1977 through 1988. Ms. Mason is a graduate of Indiana University. Ms. Mason has been a member of the Franciscan Sisters of the Poor Foundation Board of Governors and has also been a member of the Board of Directors for MediServ/GESCI, eMed Technologies, Inc., MiraMedica, Inc., and currently serves as a member of the Board of Directors of AdvaMed.

MARY LAKE POLAN, M.D., Ph.D., M.P.H. is the Emeritus Chair of the Department of Gynecology and Obstetrics at Stanford University School of Medicine where she served from 1990 to 2005. Dr. Polan received a Bachelor of Arts Degree from Connecticut College, a Ph.D. in Molecular Biophysics and Biochemistry, an M.D. from Yale University School of Medicine and her Masters in Public Health from the University of California, Berkeley. Dr. Polan remained at Yale New Haven Hospital for her residency in Obstetrics and Gynecology, followed by a Reproductive Endocrine Fellowship. Dr. Polan was on the faculty at Yale University until 1990, when she joined Stanford University. Dr. Polan is a practicing clinical Reproductive Endocrinologist with a research interest in ovarian function and granulosa cell steroidogenesis. More recently, Dr. Polan’s interests have been in the interaction between the immune and endocrine systems; the role of monokines in reproductive events and gene expression in stress urinary incontinence as well as brain activation in human sexual function. Dr. Polan also serves on the Board of Directors of Wyeth, a research-based, global pharmaceutical and biotechnology company.

MARK A. PULIDO had a 25-year career in the healthcare industry which includes Fortune 50 company experience. Mr. Pulido has been Chairman of the Company’s Board of Directors since May 2004. Prior to his retirement in June 2002, Mr. Pulido served as the Chairman of the Board of BenefitPoint, Inc., an employee benefits technology company, where he also served as its President and Chief Executive Officer. From May 1996 to July 1999, Mr. Pulido was President and Chief Executive Officer of McKesson Corporation, a healthcare services and information technology company. Previously, Mr. Pulido served as President and Chief Executive Officer of Sandoz Pharmaceuticals Corporation (now Novartis), a research-based pharmaceutical manufacturer, and RedLine Healthcare Corporation (previously owned by Novartis and now a subsidiary of McKesson Corp.), a medical surgical distribution company, during the period from January 1990 to April 1996. Mr. Pulido currently serves on the Board of Directors of Sunrise Medical, Inc., a home medical equipment manufacturer. Mr. Pulido is an affiliated executive with Freeman Spogli, a private equity firm, and serves on the Board of Directors of Bright Now! Dental, Inc., the largest dental practice management company in the United States and a Freeman Spogli portfolio company. Mr. Pulido holds a B.S. degree in Pharmacy from the University of Arizona, College of Pharmacy, and an M.S. degree in Pharmacy Administration from the University of Minnesota.

JACK W. SCHULER was appointed to our Board of Directors in February 2006. Mr. Schuler has served as a director of Ventana Medical Systems, Inc., a developer and supplier of automated diagnostic systems, since April 1991 and as Chairman of its Board of Directors since November 1995. Mr. Schuler has been Chairman of the Board of Directors of Stericycle, Inc., a medical waste management and healthcare compliance services company, since March 1990. Mr. Schuler is also a co-founder of Crabtree Partners, a Chicago-based venture capital firm. Prior to 1990, Mr. Schuler held various executive positions at Abbott Laboratories, a broad-based healthcare company, from December 1972 through August 1989, most recently serving as President and Chief Operating Officer. Mr. Schuler is also currently a director of Medtronic Inc., a medical technology company, and ICOS Corporation, a biotechnology company. Mr. Schuler holds a B.S. in Mechanical Engineering from Tufts University and an M.B.A. from Stanford University.

Vote Required and Board Recommendation

The nominees for election as directors will be elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR EACH NAMED NOMINEE IN PROPOSAL 2.

EQUITY COMPENSATION PLAN INFORMATION

Securities Available for Issuance Under our Equity Compensation Plans

The following table provides information with respect to our equity compensation plans as of December 31, 2005, which plans were as follows: the 1983 Employee Stock Purchase Plan; the 1990 Employee Stock Option Plan; the 1996 Non-Employee Director Plan; the 1998 Stock Incentive Plan and the Amended and Restated 2001 Equity Incentive Plan. The 1990 Employee Stock Option Plan, the 1996 Non-Employee Director Plan and the 1998 Stock Incentive Plan have been terminated.

Plan Category	(a) Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights(1)	(b) Weighted-average Exercise Price of Outstanding Options, Warrants and Rights(1)	(c) Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	2,452,869	$5.09	1,490,625	(2)
Equity compensation plans not approved by security holders	—	—	—
Total	2,452,869	$5.09	1,490,625	(2)

(1)          Excludes 553,030 shares of restricted stock issued at a purchase price of $0.01 under our 2001 Equity Incentive Plan.

(2)          Includes 213,077 shares of common stock available for issuance under our 1983 Employee Stock Purchase Plan.

BOARD OF DIRECTORS MEETINGS, COMMITTEES OF THE BOARD
AND RELATED MATTERS

The Board of Directors currently has a standing Audit, Nominating and Corporate Governance, and Compensation Committee. The Board of Directors and its committees held an aggregate of 35 meetings during the year ended December 31, 2005. All directors attended 75% or more of the aggregate of all meetings of the Board of Directors and its committees, if any, upon which the directors served during the year ended December 31, 2005.

Director Independence

Our Board of Directors has determined that Mr. Brown, Mr. Dammeyer, Mr. Glaze, Dr. Harrington, Dr. Polan, Mr. Pulido (Chairman of the Board of Directors), Mr. Schuler and Ms. Wattleton are independent within the meaning of Nasdaq Marketplace Rule 4200(a)(15) as adopted by The Nasdaq Stock Market, Inc. (“Nasdaq”). Ms. Mason was not deemed to be “independent” because of her employment relationship with us.

Audit Committee

The Audit Committee is responsible for overseeing our accounting and financial reporting processes and the audits of our financial statements. In addition, the Audit Committee assists the Board of Directors in its oversight of our compliance with legal and regulatory requirements. The specific duties of the Audit Committee include, among others: monitoring the integrity of our financial process and systems of internal controls regarding finance, accounting and legal compliance; selecting our independent registered public accounting firm; monitoring the independence and performance of our independent registered public accounting firm; and providing an avenue of communication among the independent registered public accounting firm, our management and our Board of Directors. The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to all of our employees and to the independent registered public accounting firm. The Audit Committee also has the ability to retain, at our expense and without further approval of the Board of Directors, special legal, accounting or other consultants or experts that it deems necessary in the performance of its duties.

The Audit Committee met 11 times during 2005. The members of the Audit Committee currently include Mr. Glaze (Chairman), Dr. Polan and Ms. Wattleton. The Audit Committee has been established in accordance with Securities and Exchange Commission rules and regulations, and our Board of Directors has determined that each of Mr. Glaze, Dr. Polan and Ms. Wattleton is independent within the meaning of Nasdaq Rule 4200(a)(15) as well as the enhanced independence standards contained in Nasdaq Rule 4350(d) that relate specifically to members of audit committees. Our Board of Directors has also determined that Mr. Glaze qualifies as an “audit committee financial expert” within the meaning of the Securities and Exchange Commission’s rules and regulations. A copy of the Audit Committee’s current charter is attached as Appendix A hereto.

Compensation Committee

The Compensation Committee is responsible for assisting the Board of Directors in discharging its responsibilities regarding the compensation of our employees and directors. Under the Compensation Committee’s written charter, the specific duties of the Compensation Committee include, among other matters: reviewing and approving corporate goals and objectives relevant to executive compensation; evaluating our executive officers’ performance in light of such goals and objectives; setting the compensation levels of our executive officers based upon such evaluations; administering our incentive compensation plans, including our equity-based incentive plans; and making recommendations to our Board of Directors regarding our overall compensation structure, policies and programs.

The Compensation Committee held 6 meetings during 2005. The members of the Compensation Committee currently include Dr. Polan (Chairperson), Mr. Brown, Dr. Harrington and Ms. Wattleton, and our Board of Directors has determined that each of Dr. Polan, Mr. Brown, Dr. Harrington and Ms. Wattleton is independent within the meaning of Nasdaq Rule 4200(a)(15).

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for assisting the Board of Directors in identifying qualified individuals to become Board members; to recommend the composition of the Board of Directors and its committees; to monitor and assess the effectiveness of the Board of Directors and its committees; and to perform a leadership role in shaping and monitoring our corporate governance principles. Under the Nominating and Corporate Governance Committee’s written charter, the specific duties of the Nominating and Corporate Governance Committee include, among other matters: identifying, reviewing and recruiting candidates for the Board of Directors for election to the Board; reviewing director candidates recommended by our stockholders; monitoring the independence of current directors and nominees; recommending to the Board of Directors candidates for election or re-election to the Board at each annual meeting of stockholders; and overseeing the periodic evaluation of the Board, its committees and each of our incumbent directors.

The Nominating and Corporate Governance Committee held 6 meetings during 2005. The Nominating and Corporate Governance Committee currently includes Dr. Harrington (Chairperson), Dr. Polan and Mr. Brown. Our Board of Directors has determined that each of Dr. Harrington, Dr. Polan and Mr. Brown is independent within the meaning of Nasdaq Rule 4200(a)(15).

Meetings of Non-Management Directors

The non-management members of the Board of Directors regularly meet without any members of management present during regularly scheduled executive sessions of meetings of the Board of Directors.

Communications With the Board of Directors

Our stockholders may communicate with our Board of Directors, a committee of our Board of Directors or an individual director by sending a letter addressed to the Board, a committee or a director c/o Corporate Secretary, Quidel Corporation, 10165 McKellar Court, San Diego, California 92121. All communications will be compiled by our Corporate Secretary and forwarded to the Board of Directors, the committee or the director accordingly.

Director Nominations

The Nominating and Corporate Governance Committee regularly assesses the appropriate size of the Board of Directors and whether any vacancies on the Board of Directors are expected due to retirement or otherwise. The Nominating and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating director candidates. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current directors, professional search firms, stockholders or other persons. For example, Mr. Dammeyer and Mr. Schuler, who were each appointed to the Board of Directors in February of 2006, were recommended to the Nominating and Corporate Governance Committee by one of the Company’s non-employee directors.

Once the Nominating and Corporate Governance Committee has identified a prospective nominee, the Nominating and Corporate Governance Committee will evaluate the prospective nominee in the context of the then current composition of the Board of Directors and will consider a variety of other factors, including the prospective nominee’s business, technology and industry, finance and financial reporting experience, and other attributes that would be expected to contribute to an effective Board of Directors. The Nominating and Corporate Governance Committee seeks to identify nominees who possess a wide range of experience, skills, areas of expertise, knowledge and business judgment. Successful nominees must have a history of superior performance or accomplishments in their professional undertakings and should have the highest personal and professional ethics and values. The Nominating and Corporate Governance Committee evaluates stockholder nominees in the same manner as it evaluates all other nominees.

Pursuant to procedures set forth in our bylaws, our Nominating and Corporate Governance Committee will consider stockholder nominations for directors if we receive timely written notice, in proper form, of the intent to make a nomination at a meeting of stockholders. To be timely, the notice must be received within the time frame discussed below in this Proxy Statement under the heading “Stockholder Proposals.” To be in proper form, the notice must, among other matters, include each nominee’s written consent to serve as a director if elected, a description of all arrangements or understandings between the nominating stockholder and each nominee and information about the nominating stockholder and each nominee. These requirements are further described below under the heading “Stockholder Proposals” and are detailed in our bylaws, which were attached as an exhibit to our Current Report on Form 8-K filed with the Securities and Exchange Commission on November 8, 2000. A copy of our bylaws will also be provided to a stockholder upon written request to our Corporate Secretary.

Director Attendance at Annual Meetings

Our Board of Directors has adopted a policy that encourages our directors to attend our annual stockholder meetings. The 2005 annual meeting of stockholders was attended by all of our incumbent directors excluding Mr. Dammeyer and Mr. Schuler who were appointed to the Board of Directors in February 2006.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all our officers, directors and employees. If we grant any waiver, including any implicit waiver, to our principal executive, financial or accounting officer (or persons performing similar functions), we will disclose the nature of such amendment or waiver on our website at www.quidel.com or in a report on Form 8-K in accordance with applicable rules and regulations.

Access to Corporate Governance Documentation and Other Information Available on Our Website

Our Code of Business Conduct and Ethics, the current charters for each of the Audit, Compensation and Nominating and Corporate Governance Committees and the Company’s corporate governance guidelines are accessible via our website at www.quidel.com through the “Investor Information” link under the heading “Corporate Governance.”

Director Compensation

Annual Cash Retainers.   The Non-Executive Chairman of the Board currently receives an annual retainer of $100,000. Directors who are not employees of ours receive an annual retainer of $20,000. In addition, the Chairman of the Audit Committee of the Board of Directors receives an annual retainer of $10,000. The Chairman of the Compensation Committee and Chairman of the Nominating and Corporate Governance Committee each receive an annual retainer of $5,000.

Board and Committee Meeting Attendance Fees.   Non-employee directors receive $2,000 per board meeting attended in person and $2,000 per committee meeting attended in person, but only if the committee meeting is not held on the same day as a board meeting. Non-employee directors are also reimbursed for expenses incurred in connection with attendance at board meetings and committee meetings.

Non-employee directors receive $1,000 per telephonic board or committee meeting attended, although they do not receive compensation for the first four telephonic board and telephonic committee meetings that occur during the year (the yearly period from one annual meeting to the next).

Periodic Equity Awards.   The Board of Directors periodically assesses potential equity awards to non-employee directors in lieu of an annual automatic grant of stock options, as contemplated under the Company’s Amended and Restated 2001 Equity Incentive Plan. The Board of Directors suspended the automatic grants in May 2004. On May 19, 2005, the Board of Directors approved the grant of 12,000 shares of restricted stock to each of the Company’s non-employee directors (valued then at $52,500). The restrictions applicable to the restricted stock grants automatically lapse upon the day immediately before the next annual meeting of stockholders. Pro rata awards of restricted stock were made to the directors appointed in February 2006.

Share Ownership Guidelines.   In March 2004, the Board of Directors adopted share ownership guidelines to closely align the interests of the Board of Directors and senior management with those of the stockholders. The Board of Directors resolved that each non-employee director, the Chief Executive Officer, each Senior Vice President and each Vice President would be required to retain and hold 50% of the shares acquired from any equity incentive award granted on or after March 19, 2004 (after subtracting shares sold to pay for option exercise costs, and relevant federal and state taxes which are assumed to be at the highest marginal tax rates). The foregoing share retention rule shall apply unless, at the time of receipt of the shares, such director, the Chief Executive Officer, Senior Vice President or Vice President

beneficially owned shares with a value at or in excess of the following share ownership guidelines: (i) Chief Executive Officer—3 times then-current annual base salary, (ii) Senior Vice Presidents—2 times then-current annual base salary, (iii) Vice Presidents—1 times then-current annual base salary, and (iv) non-employee directors—2 times then-current annual retainer.

The value of an individual’s shares for purposes of the share ownership guidelines shall be deemed the greater of the then-current fair market value of the stock, or the individual’s cost basis in the stock. Shares counted in calculating the share ownership guidelines include shares beneficially owned outright, whether from open market purchases, purchases through the 1983 Employee Stock Purchase Plan, shares retained after option exercises, and shares of restricted stock which have no further restrictions remaining.

Directors, the Chief Executive Officer, Senior Vice Presidents and Vice Presidents have five (5) years from their initial election or hire to satisfy the share retention rules previously discussed.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws of the US., our directors and executive officers and persons who own more than ten percent (10%) of our common stock are required to report their initial beneficial ownership of our common stock and any subsequent changes in that ownership to the Securities and Exchange Commission and Nasdaq. Specific due dates for these reports have been established, and we are required to disclose in this Proxy Statement any late filings during the year ended December 31, 2005. To our knowledge, all of the reports were timely filed, except that (i) Mr. Paiz inadvertently failed to report the disposition of certain shares on four occasions in connection with the Company’s withholding of shares to satisfy tax withholding obligations relating to the lapse of restrictions on certain restricted stock awards; and (ii) Dr. Polan inadvertently failed to report the sale of shares of common stock in connection with a single transaction. Forms were subsequently filed with the Securities and Exchange Commission for each of these transactions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number of shares of our common stock beneficially owned as of March 31, 2006 by (i) those known to be the beneficial owners of more than five percent (5%) of our outstanding common stock, (ii) each of the present directors and nominees for director, (iii) each of the executive officers named in the Summary Compensation Table herein and (iv) all directors and executive officers as a group. On March 31, 2006, there were 34,080,488 shares of common stock outstanding.

	Beneficial Ownership of Common Stock(1)(2)
Name	Number of Shares	Percent of Class
Beneficial Owners
Entities affiliated with Larry N. Feinberg(3)	3,271,175	9.6%
Oracle Associates LLC
200 Greenwich Avenue, 3rd Floor
Greenwich, CT 06820(3)
Entities affiliated with LeRoy C. Kopp(4)	2,814,829	8.3%
7701 France Avenue South, Suite 500
Edina, MN 55435
T. Rowe Price Associates, Inc.(5)	2,383,700	7%
100 E. Pratt Street
Baltimore, MD 21202
Directors and Nominees for Director
Thomas D. Brown(6)	19,310	*
Rod F. Dammeyer(7)	1,638	*
Thomas A. Glaze(8)	57,680	*
Douglas S. Harrington, M.D.(9)	27,680	*
Caren L. Mason(10)	432,874	1.26%
Mary Lake Polan, M.D., Ph.D., M.P.H.(11)	77,680	*
Mark A. Pulido(12)	75,180	*
Jack W. Schuler(13)	3,429,452	10.1%
Faye Wattleton(14)	47,680	*
Named Executive Officers
Thomas J. Foley(15)	143,250	*
Paul E. Landers(16)	430,479	1.25%
Mark E. Paiz(17)	311,648	*
Robert J. Bujarski, J.D(18).	18,000	*
All directors and executive officers as a group (13 persons)(19)	5,072,551	14.45%

*                    Less than one percent

(1)          Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Unless otherwise noted, and subject to applicable community property laws, each executive officer and director has sole voting and dispositive power with respect to the shares indicated.

(2)          Shares of common stock subject to options exercisable on or within 60 days of March 31, 2006 are deemed outstanding for computing the number of shares and the percentage ownership of the person holding such options, but are not deeming outstanding for computing the percentage of any other person.

(3)          Based upon Amendment No. 4 to Schedule 13G filed with the Securities and Exchange Commission on February 7, 2006 by Oracle Partners, L.P., Oracle Associates, LLC and Larry N. Feinberg in which Mr. Feinburg reported beneficial ownership of 3,271,175 shares of common stock with respect to which he has sole voting and dispositive power of 65,000 shares and shared voting and dispositive power of 3,206,175 shares.

(4)          Based upon Amendment No. 7 to Schedule 13G filed with the Securities and Exchange Commission on January 25, 2006 by Kopp Investment Advisors, LLC on behalf of itself and Kopp Holding Company, LLC, Kopp Holding Company and LeRoy C. Kopp, in which beneficial ownership of 2,814,829 shares of common stock is reported. As reported in Amendment No. 7 to the Schedule 13G, Kopp Investment Advisors, LLC has sole voting power with respect to 2,319,379 shares of common stock. Kopp Investment Advisors, LLC also has sole dispositive power with respect to 650,000 shares of common stock and shared dispositive power with respect to 1,819,829 shares of common stock. In addition, Mr. Kopp has sole voting power and sole dispositive power with respect to 345,000 shares of common stock. Kopp Investment Advisors, LLC is an investment adviser registered under the Investment Advisers Act of 1940 and is wholly owned by Kopp Holding Company, LLC which is controlled by Mr. Kopp through Kopp Holding Company.

(5)          Based upon Amendment No. 3 to Schedule 13G filed with the Securities and Exchange Commission on February 14, 2006 T. Rowe Price Associates, Inc. and T. Rowe Price Small-Cap Value Fund, Inc., (collectively, “Price Associates”) in which T. Rowe Price Associates, Inc. reported beneficial ownership of 2,383,700 shares of common stock with respect to which T. Rowe Price Associates, Inc. has sole voting power of 228,700 shares and sole dispositive power of 2,383,700 shares. T. Rowe Price Small-Cap Value Fund, Inc. reported sole voting power of 2,151,300 of such shares and no dispositive power. For purposes of the reporting requirements of the Securities and Exchange Commission, Price Associates is deemed to be a beneficial owner of the securities reported above; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(6)          Includes 5,482 shares of common stock issuable upon exercise of options that are exercisable on or within 60 days of March 31, 2006. Also includes 12,000 restricted shares for which the individual has sole voting rights but does not have dispositive power over such shares.

(7)          Represents restricted shares for which the individual has sole voting rights but does not have dispositive power of over such shares.

(8)          Includes 42,750 shares of common stock issuable upon exercise of options that are exercisable on or within 60 days of March 31, 2006. Also includes 12,000 restricted shares for which the individual has sole voting rights but does not have dispositive power over such shares.

(9)          Includes 12,750 shares of common stock issuable upon exercise of options that are exercisable on or within 60 days of March 31, 2006. Also includes 12,000 restricted shares for which the individual has voting rights, but does not have dispositive power over such shares.

(10)   Includes 196,874 shares of common stock issuable upon exercise of options that are exercisable on or within 60 days of March 31, 2006. Also includes 236,000 restricted shares for which the individual has voting rights, but does not have dispositive power over such shares.

(11)   Includes 62,750 shares of common stock issuable upon exercise of options that are exercisable on or within 60 days of March 31, 2006. Also includes 12,000 restricted shares for which the individual has sole voting rights but does not have dispositive power over such shares.

(12)   Includes 60,250 shares of common stock issuable upon exercise of options that are exercisable on or within 60 days of March 31, 2006. Also includes 12,000 restricted shares for which the individual has sole voting rights but does not have dispositive power such shares.

(13)   Includes 225,756 shares that are held indirectly by the Schuler Family Foundation and 65,000 shares held indirectly by Mr. Schuler’s spouse. Mr. Schuler disclaims beneficial ownership of the 65,000 shares held by his spouse, except to the extent of his pecuniary interest in such shares, if any. Also includes 1,638 restricted shares for which Mr. Schuler has sole voting rights but does not have dispositive power over such shares.

(14)   Includes 32,750 shares of common stock issuable upon exercise of options that are exercisable on or within 60 days of March 31, 2006. Also includes 12,000 restricted shares for which the individual has sole voting rights but does not have dispositive power over such restricted shares.

(15)   Includes 56,250 shares of common stock issuable upon exercise of options that are exercisable on or within 60 days of March 31, 2006. Also includes 87,000 restricted shares for which the individual has sole voting rights but does not have dispositive power over such shares.

(16)   Includes 335,309 shares of common stock issuable upon exercise of options that are exercisable on or within 60 days of March 31, 2006. Also includes 91,085 restricted shares for which the individual has sole voting rights but does not have dispositive power over such shares.

(17)   Includes 216,870 shares of common stock issuable upon exercise of options that are exercisable on or within 60 days of March 31, 2006. Also includes 91,085 restricted shares for which the individual has sole voting rights but does not have dispositive power over such shares.

(18)   Represents restricted shares for which the individual has sole voting rights but does not have dispositive power over such shares.

(19)   All directors, nominees for director and named executive officers as a group, including 1,022,035 shares of common stock issuable upon exercise of options that are exercisable on or within 60 days of March 31, 2006.

With the exception of information relating to stock options and restricted stock issued by us, all information with respect to beneficial ownership of the shares referred to in this section is based upon filings made by the respective beneficial owners with the Securities and Exchange Commission or information provided to us by the beneficial owners.

EXECUTIVE COMPENSATION

The following table sets forth the total compensation of our named executive officers for 2005, as well as the total compensation to each such individual for the two previous years.

		Annual Compensation		Long Term Compensation
				Awards		Payouts
Name and Principal Positions	Fiscal Year Ended	Salary ($)(1)	Bonus ($)(2)	Restricted Stock($)(3)	Options (#)	Payouts ($)(4)	All Other Compensation ($)(5)
Caren L. Mason(6)	12/31/05	423,077	250,000	675,800	—	—	7,935
President and Chief Executive Officer	12/31/04	145,250	150,000	—	450,000	—	3,668
	12/31/03	—	—	—	—	—	—
Thomas J. Foley	12/31/05	253,231	95,250	261,600	—	—	8,636
Chief Technology Officer	12/31/04	33,654	50,000	—	150,000	—	247
	12/31/03	—	—	—	—	—	—
Paul E. Landers	12/31/05	262,992	90,074	261,600	135,620	38,421	9,821
Senior Vice President Finance and	12/31/04	247,928	—	61,193	150,000	—	5,111
Administration, Chief Financial	12/31/03	213,509	107,308	—	—	—	—
Officer and Secretary
Mark E. Paiz	12/31/05	318,077	121,600	261,600	—	38,421	7,282
Chief Operating Officer	12/31/04	271,559	100,000	61,193	135,620	—	6,709
	12/31/03	212,862	88,617	—	80,000	—	3,273
Robert J. Bujarski, J.D(7)	12/31/05	106,154	39,310	—	70,000	—	26,830
Vice President and General Counsel	12/31/04	—	—	—	—	—	—
	12/31/03	—	—	—	—	—	—

(1)          The amounts shown include cash compensation the executive officers earned and received or which was deferred pursuant to our 401(k) Plan. We began making contributions to executive officers’ accounts under the 401(k) Plan in July 1999.

(2)          During 2005, cash bonuses were earned in accordance with the Company’s 2005 incentive compensation plan and are included in this column. These bonuses were paid in March 2006. During 2004, no cash bonuses were earned based upon management incentive compensation plans. During 2003, cash bonuses were earned in accordance with management’s incentive compensation plan. These bonuses were paid in March 2004.

(3)          The values set forth in the table above reflect the number of restricted shares (vested and unvested) granted to each executive officer for the period indicated multiplied by the closing price of our common stock on the date of grant. As of December 31, 2005, an aggregate of 553,030 shares of restricted stock of the Company was outstanding with a total value of $5,945,073 based upon the closing price of our common stock as of December 31, 2005 of $10.76. Of these amounts, the number and value (based upon the fiscal year-end closing price as of December 31, 2005) of all unvested restricted stock holdings for executive officers include: 155,000 shares at a value of $1,666,250 for Ms. Mason; 60,000 shares at a value of $645,000 for Mr. Foley; 64,596 shares at a value of $694,407 for Mr. Landers; and 64,596 shares at a value of $694,407 for Mr. Paiz. The restrictions on restricted stock granted to the Company’s officers during 2004 lapse ratably over four years. The restrictions on the restricted stock granted to the Company’s officers during 2005 lapse as follows: (i) restrictions covering one-half of the shares will lapse 25% each year over a four year period commencing with the grant date; and (ii) the restrictions covering the remaining one-half of the shares have a four-year cliff provision with the possibility for acceleration of the removal of restrictions for 25% of this half of the grant annually upon the achievement of certain annual revenue, earnings before income taxes depreciation and amortization (“EBITDA”) and strategic goals set by the Board of Directors.

                           Until the restrictions lapse, ownership of the affected shares of restricted stock granted to employees is conditional upon continuous employment with the Company. During the restricted period, holders of restricted stock have full voting rights with respect to their shares of restricted stock, even though the restricted stock remains subject to transfer restrictions and generally is subject to forfeiture upon termination of employment. If an officer terminates service before the restrictions lapse, the restricted stock may be repurchased by the Company. Also, we have not paid dividends on our common stock and do not anticipate paying dividends on our common stock in the foreseeable future. Accordingly, we do not anticipate paying dividends on restricted stock.

(4)          The amounts shown include $38,421 in vested restricted stock awards for both Mr. Landers and Mr. Paiz as of December 31, 2005.

(5)          During the year ended December 31, 2005, we made contributions under the 401(k) Plan for Ms. Mason, Mr. Foley, Mr. Landers, Mr. Paiz and Mr. Bujarski of $6,769, $2,047, $7,338, $6,600 and $1,625, respectively. We also funded a group term life insurance plan in excess of $50,000. Amounts added to compensation related to this life insurance plan for Ms. Mason, Mr. Foley, Mr. Landers, Mr. Paiz and Mr. Bujarski were $1,166, $6,589, $2,483, $682 and $206, respectively.

(6)          Ms. Mason joined us as President and Chief Executive Officer, effective August 20, 2004. Total cash compensation paid to Ms. Mason for the year ended December 31, 2005 was $423,077. Ms. Mason also earned a $250,000 cash bonus in accordance with the incentive compensation plan of 2005, which was paid in March 2006. Please also see “Compensation of the Chief Executive Officer” on Page 19 for information on Ms. Mason’s long-term incentive bonus program (“LTIB”).

(7)          Mr. Bujarski joined us as Vice President and General Counsel, effective July 18, 2005. If Mr. Bujarski had been employed by us for the entire 2005 fiscal year, Mr. Bujarski’s salary would have been $240,000. Mr. Bujarski received a $50,000 bonus at the time of commencement of his employment and an additional $25,000 for relocation expenses. Pursuant to the terms of Mr. Bujarski’s employment offer letter, the $50,000 bonus and $25,000 relocation expense are subject to certain clawback provisions that lapse over a 12-month period.

Option Grants During the Year Ended December 31, 2005

The following table summarizes options granted to the following executive officers during the year ended December 31, 2005, and the value of the options held by these officers at December 31, 2005. We have not granted stock appreciation rights.

	Individual Grants
Name	Number of Securities Underlying Options Granted (#/Sh)(1)	% of Total Options Granted During the Year Ended December 31, 2005(2)	Exercise or Base Price ($/Sh)(3)	Expiration Date(4)	Grant Date Present Value ($)(5)
Robert J. Bujarski	70,000	24%	6.64	07/18/15	301,679

(1)          All options granted in the year ended December 31, 2005 vest over a four-year period commencing on the date of grant. All options are incentive stock options to the maximum extent permitted by applicable provisions of the Internal Revenue Code.

(2)          Options representing a total 291,470 shares of common stock were granted during the year ended December 31, 2005.

(3)          The exercise price on the date of grant was equal to 100% or more of the fair market value.

(4)          The options have a term of 10 years, subject to earlier termination related to the termination of employment or a change in control.

(5)          The fair value of each option grant was estimated on the date of grant using the Black Scholes option pricing model with the following weighted average assumptions used for grants during the year ended December 31, 2005: risk free interest rate of 4.4%, expected option life of 4.6 years, expected volatility of 0.80 and a dividend rate of zero. Option valuation using a Black Scholes based option pricing model generates a theoretical value based upon certain factors and assumptions. Therefore, the value of a stock option, if any, is dependent on the future price of our common stock, overall stock market conditions and continued service with us, since options remain exercisable for only a limited period following certain events, such as retirement, death or disability. The values reflected in this table do not represent our estimate of future stock price.

Aggregated Option Exercises for the Year Ended December 31, 2005 and Option Values as of December 31, 2005

The following table sets forth information for the named executive officers regarding the exercise of stock options during 2005 and the number of stock options exercisable and unexercisable as of December 31, 2005.

			Number of Securities Underlying Unexercised Options at December 31, 2005 (1)		Value of Unexercised In-the-Money Options at December 31, 2005 ($)(2)
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable(1)	Unexercisable	Exercisable	Unexercisable
Caren L. Mason	—	—	140,625	309,375	1,026,563	2,258,438
Thomas J. Foley	—	—	37,500	112,500	184,125	552,375
Paul E. Landers	—	—	301,520	139,100	1,874,321	904,725
Mark E. Paiz	50,938	493,040	192,457	117,538	1,236,623	748,455
Robert J. Bujarski	—	—	—	70,000	—	288,400

(1)          Future exercisability is subject to a number of factors, including the optionee remaining employed with us.

(2)          Calculated on the basis of the stock price of the underlying securities as of December 31, 2005 ($10.76 per share), less the exercise price.

EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS

Caren L. Mason joined us on August 20, 2004 as President and Chief Executive Officer and as a member of our Board of Directors. Upon the commencement of her employment, Ms. Mason entered into a written employment agreement with us. Her minimum base salary is $415,000 per annum, subject to adjustment upward by the Board of Directors, plus an annual bonus to be determined by the Board of Directors based upon attainment of goals set by the Board of Directors with a target of 50% of Ms. Mason’s base salary; and a cash performance bonus based upon a three-year cycle, commencing January 1, 2005 and ending December 31, 2007, which will be paid at the end of the three-year cycle based upon attainment of goals set by the Board of Directors. Ms. Mason’s current base salary for 2006 is $450,000 per annum. Also, as a provision of Ms. Mason’s change in control and stock option agreements, all of Ms. Mason’s stock options would have their vesting accelerated immediately upon a change in control irrespective of termination of employment. At the time of commencement of Ms. Mason’s employment, Ms. Mason received a $50,000 bonus and a stock option grant of 450,000 shares. Ms. Mason received an additional $100,000 bonus at December 31, 2004.

Under her employment agreement, Ms. Mason is an “at-will” employee, which means that either Ms. Mason or we may terminate Ms. Mason’s employment at any time. However, and except in the context of a change in control, if we terminate Ms. Mason’s employment with us without cause or she terminates her employment for good reason (as such terms are defined in her employment agreement), she is entitled to a severance payment equal to eighteen (18) months of her then base salary, a pro-rated portion of her bonus and payment of insurance premiums for a period of eighteen (18) months following termination. In addition, our Board of Directors is required to consider whether vesting of Ms. Mason’s stock options will be accelerated. Amounts payable to Ms. Mason upon a change in control of the Company are generally governed by her change in control agreement, effective as of August 20, 2004, which is described below.

Messrs. Foley, Landers, Paiz and Bujarski are each “at will” employees who are employed through individual offer letters that provide for, among other matters: (i) a minimum base salary, currently of $266,700, $272,950, $332,800 and $247,560 per annum, respectively; (ii) an annual bonus in accordance with the Company’s bonus plan, which for fiscal 2005 had a target bonus of 35% of each of Messrs. Foley’s, Landers’ and Paiz’ base salary and 25% of Mr. Bujarski’s base salary; and (iii) certain options to purchase shares of the Company’s common stock at an exercise price equal to the fair market value of the Company’s common stock on the date of grant with vesting of such options at 25% on the first anniversary of the grant date with the remaining 75% vesting quarterly over the next three years. The option awards were issued under and are governed by the terms and conditions of the Company’s Amended and Restated 2001 Equity Incentive Plan. In addition, except in the context of a change of control, if we terminate Mr. Bujarski’s employment with us without cause, he is entitled to a severance payment equal to six months of his annual salary.

Each of Ms. Mason, Mr. Foley, Mr. Landers, Mr. Paiz and Mr. Bujarski has entered into a change in control agreement with us, which provides for the payment of severance benefits in the event of termination of employment in connection with a change in control of the Company. The severance benefits are payable to Ms. Mason, Mr. Foley, Mr. Landers, Mr. Paiz and Mr. Bujarski if their respective employment with us is terminated within 30 days prior to or three years following a change in control, unless terminated for cause or the termination is the result of a voluntary resignation (which does not include resignations stemming from a material adverse change in responsibilities, status, compensation, authority or location of work place) or their death or disability. As a provision to Ms. Mason’s change in control and stock option agreement, all of Ms. Mason’s options would vest immediately irrespective of termination of employment.

The severance benefits under the change in control agreements generally consist of a lump sum cash payment equal to two (2) times (or in the case of Mr. Bujarski one (1) times) the sum of (i) such executive’s highest annual salary rate within the three (3) year period ending on the date of termination plus (ii) an amount equal to the annualized average of all bonuses and incentive compensation payments paid to the executive during the two (2) year period immediately before the date of termination. In addition, the change in control agreements provide for: payment of $25,000 to help pay defray the legal fees, tax and accounting fees and other costs associated with transitional matters; continued coverage for two (2) years (one (1) year in the case of Mr. Bujarski) under our group medical insurance, group dental insurance, group-term life insurance and disability insurance programs unless and to the extent the executive obtains concurrent coverage through another program in which case our coverage will be terminated or reduced as applicable; and immediate vesting and exercisability of any and all unvested stock options and restricted stock of the executive (unless previously waived or otherwise expressly agreed to by the executive as was the case for the 2005 restricted stock grants). The change in control agreement for Ms. Mason was effective as of August 20, 2004, for Mr. Foley as of November 8, 2004, for Mr. Landers as of February 27, 2003, for Mr. Paiz as of April 13, 2003 and for Mr. Bujarski as of July 18, 2005.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors administers our executive compensation programs and recommends to the Board of Directors the salaries of all officers, including those of the executive officers named in the Summary Compensation Table. The Committee is responsible for reporting to the Board of Directors and administering all other elements of executive compensation, including annual incentive awards and stock options.

Philosophy

The executive compensation program is structured to support our mission, values and corporate strategies. The executive compensation program is designed to provide competitive levels of total compensation in order to attract, retain and motivate high-quality senior management by providing what we believe to be a competitive total compensation package based upon both individual and corporate performance. The executive compensation program is composed of three elements: (1) competitive base salaries which reflect individual performance, (2) annual incentive opportunities which are a function of individual and business performance payable in cash, and (3) longer-term stock based incentive opportunities pursuant to our stock incentive plans which link the interests of senior management and our stockholders. The mix of total compensation is designed to cause greater variability in the individual’s absolute year-to-year compensation based upon our success and the individual’s contribution to that success. The total compensation program focuses on both short-term and long-term results.

The Compensation Committee does not currently anticipate that the compensation of any executive officer during fiscal 2005 will materially exceed the limit on deductibility imposed by Section 162(m) of the Internal Revenue Code.

Base Salary

Base salary is targeted to be moderate yet competitive in relation to salaries commanded by those in similar positions in comparable companies. The Compensation Committee reviews management recommendations for executives’ salaries and examines survey data for executives with similar responsibilities in comparable companies in the medical and biotechnology industry. Individual salary determinations are based upon experience, sustained performance and comparison to our internal and external peers.

Annual Incentive Awards

We maintain a senior management incentive compensation plan that is designed to reward senior management for their contributions to corporate and individual objectives. Under the plan, each participating officer is entitled to receive a cash bonus if certain corporate goals are met in a particular fiscal year.

Each eligible employee’s potential annual award under the plan is expressed as a percentage of the total base compensation earned by the individual during the fiscal year. For the year ended December 31, 2005, the target percentage for the Chief Executive Officer was 50%, all participating Senior Vice Presidents were at 35% and Vice Presidents were at 25%. For the year ended December 31, 2005, certain targeted corporate goals were achieved and incentive compensation was awarded. In accordance with the incentive compensation plan for 2005, the Company’s executive officers received approximately $0.6 million on aggregate for the year ended December 31, 2005. These bonuses were paid in March 2006 and are reflected in the Executive Compensation Table on page 14.

Stock Options and Restricted Stock

The Compensation Committee administers our equity incentive plans and makes or recommends grants of stock options and restricted stock. The plans are designed to align the interests of management with those of the stockholders. The number of stock options and/or restricted stock shares granted is related to the recipient’s base compensation and level of responsibility. All options are granted with an option exercise price at least equal to the fair market value of the common stock on the date of grant and generally vest over a four-year period. The Compensation Committee, in its discretion, may grant or recommend additional options or other awards to individuals, including the Chief Executive Officer, for increases in level of responsibility and promotions, in recognition of sustained exceptional performance, or annually based upon Company and individual performance. The option grant will generally have value to the individual only if he or she continues in our services during the vesting period and then only if the market price of the underlying shares of common stock appreciates over the option term.

Beginning in 2004, the Company began awarding restricted stock as part of its director and executive compensation program. The restrictions on restricted stock granted to the Company’s executives during 2004 lapse ratably over four years, while all restrictions on the restricted stock granted to the Company’s directors during 2004 lapse over a one-year period. The restrictions on the restricted stock granted to the Company’s officers during 2005 lapse as follows: (i) restrictions covering one-half of the shares will lapse 25% each year over a four-year period commencing with the grant date; and (ii) the restrictions covering the remaining one-half of the shares have a four-year cliff provision with the possibility for acceleration of the removal of restrictions for 25% of this half of the grant annually upon the achievement of certain annual revenue, EBITDA and strategic goals set by the Board of Directors. The shares of restricted stock awarded in March 2006 (the “2006 Restricted Shares”) are all performance based and remain subject to forfeiture until the restrictions covering the restricted shares lapse. The lapse of restrictions covering two-thirds of the total number of shares of the 2006 Restricted Shares is tied to the achievement of annual performance targets for the Company over a three (3) year period. Assuming the executive officer remains employed by the Company on the relevant date, restrictions lapse on one-third of these restricted shares each year on the anniversary of the grant date in 2007, 2008 and 2009 upon the Company’s achievement of the annual goals set by the Company’s Board of Directors with respect to revenue, EBITDA and a key strategic imperative for the Company in each of the fiscal years ending in 2006, 2007 and 2008, respectively. The lapse of restrictions on the remaining one-third of the total number of shares of the 2006 Restricted Shares is tied to the Company’s achievement of a three-year EBITDA goal, as determined by the Board of Directors, with restrictions lapsing on the third anniversary of the grant date if such EBITDA goal is achieved.

Compensation of the Chief Executive Officer

Our Chief Executive Officer participates in the same executive compensation program provided to our other executive officers and senior management as described above. The Compensation Committee’s approach to setting compensation for the Chief Executive Officer is to be competitive with comparable companies and to have a significant portion of total compensation depend upon the achievement of performance criteria. Each year, the Board of Directors approves business goals that include financial measures, which are used to evaluate the Chief Executive Officer’s performance for the year. For fiscal year 2005, the performance measures included annual goals set by the Board of Directors with respect to revenue, EBITDA and achievement of a key strategic imperative for fiscal year 2005. The Board of Directors, in conjunction with the Compensation Committee, determined that the Company had achieved each of its performance measures for 2005.

Total cash compensation paid to Ms. Mason for the year ended December 31, 2005 was $423,077 in base salary and a $250,000 bonus was paid in March 2006. In addition, on March 1, 2006, upon the recommendation of the Compensation Committee, the Board of Directors recognized the achievement of the performance goals for 2005 towards the minimum payment under the LTIB for Ms. Mason. Pursuant to the terms of Ms. Mason’s employment agreement with the Company, the LTIB provides for payout of a cash bonus at the end of a three-year cycle, ending on December 31, 2007. In this regard, on March 1, 2006, the Board of Directors approved the future payout of the minimum payment of $250,000 in accordance with the terms of the LTIB. The LTIB provides for a maximum payout of $750,000 at the end of the three-year cycle.

Compensation Committee

Mary Lake Polan, M.D., Ph.D., M.P.H. (Chairperson)
Thomas D. Brown
Douglas S. Harrington, M.D.
Faye Wattleton

COMPENSATION COMMITTEE INTERLOCKS AND
INSIDER PARTICIPATION IN COMPENSATION DECISIONS

Dr. Polan, Dr. Harrington, Ms. Wattleton and Mr. Brown are not current or former officers or employees of ours, and none have engaged in any transaction which would be required to be disclosed in this Proxy Statement by Item 404 of Regulation S-K. None of the members of our Compensation Committee serves as an executive officer of an entity whose compensation committee includes our executive officers. None of the members of our Compensation Committee serves as an executive officer of an entity whose board of directors includes an executive officer of ours.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in our 2005 Annual Report on Form 10-K with management, including a discussion of the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee has discussed and reviewed with our independent registered public accounting firm all matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees), as may be modified or supplemented. The Audit Committee has met with the independent registered public accounting firm to discuss the overall scope and plans for the independent registered public accounting firm’s audit, the results of its examinations, its evaluations of our internal controls and the overall quality of our accounting and financial reporting. The Audit Committee also discussed with the independent registered public accounting firm its judgments as to the substance and clarity, not just the acceptability, of our accounting principles and financial statement disclosures. The Audit Committee has also considered whether the independent registered public accounting firm’s provision of non-audit services to us is compatible with the independent registered public accounting firm’s independence.

The Audit Committee also reviewed management’s report on its assessment of the effectiveness of our internal control over financial reporting and Ernst & Young LLP’s report on (1) management’s assessment of the effectiveness of internal control and (2) the effectiveness of internal control over financial reporting.

The Audit Committee has received from the independent registered public accounting firm a formal written statement describing all relationships between the independent registered public accounting firm and us that might bear on the independent registered public accounting firm’s independence consistent with Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as may be modified or supplemented, discussed with the independent registered public accounting firm any relationships that may impact its objectivity and independence, and has satisfied itself as to the independent registered public accounting firm’s independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2005.

Audit Committee

Thomas A. Glaze, (Chairman)
Mary Lake Polan, M.D., Ph.D., M.P.H.
Faye Wattleton

STOCKHOLDER RETURN PERFORMANCE GRAPH

Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on our common stock with the cumulative total return of the Nasdaq Market Index—U.S. and the Nasdaq Pharmaceutical Index for the period beginning December 31, 2000 and ending December 31, 2005. The graph assumes an initial investment of $100 on December 31, 2000 in our common stock, the Nasdaq Market Index—U.S. and the Nasdaq Pharmaceutical Index and reinvestment of dividends. The stock price performance of our common stock depicted in the graph represents past performance only and is not necessarily indicative of future performance.

Company/Index	Base Period 12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05
Quidel Corporation	100	$152.84	$68.95	$214.06	$100.97	$213.86
Nasdaq Pharmaceutical Index	100	85.23	55.07	80.73	85.98	94.67
Nasdaq Market Index—U.S.	100	79.32	54.84	81.99	89.22	91.12

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as disclosed elsewhere in this Proxy Statement, no director, executive officer, nominee for election as a director nor any beneficial holder of more than five percent of our outstanding capital stock, had any material interest, direct or indirect, in any reportable transaction with us during the 2005 fiscal year, or since the commencement of the current fiscal year, or any reportable business relationship with us during such time.

STOCKHOLDER PROPOSALS

Our amended and restated bylaws require that a stockholder give timely written notice of any proposal or the nomination of a director to our Corporate Secretary. Such written notice must be given, either by personal delivery or United States mail, postage prepaid, to the Corporate Secretary, Quidel Corporation, 10165 McKellar Court, San Diego, California 92121. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the address provided above, not less than 60 days nor more than 90 days prior to the scheduled annual meeting. However, if less than 60 days’ notice or prior public disclosure of the date of the scheduled annual meeting is given or made, notice by the stockholder, to be timely, must be received not later than the close of business on the 10th day following the day on which the notice of the date of the scheduled annual meeting was mailed or the day on which the public disclosure was made.

Any notice to the Secretary must include as to each matter the stockholder proposes to bring before the meeting: (a) a brief description of the business desired to be brought before the meeting and the reason for conducting the business at the annual meeting, (b) the stockholder’s name and address, as they appear on our records, (c) the class and number of shares that the stockholder beneficially owns, (d) any material interest of the stockholder in the business requested to be brought before the meeting and (e) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934 in his or her capacity as a proponent of the stockholder proposal.

A stockholder’s notice to the Corporate Secretary regarding a nomination for the election of directors must set forth: (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the person’s name, age, business address and residence address, (ii) the person’s principal occupation or employment, (iii) the class and number of shares of capital stock beneficially owned by the person, and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934; and (b) as to the stockholder giving the notice (i) the name and address of the stockholder, as they appear on our records, and (ii) the class and number of shares of stock that are beneficially owned by the stockholder on the date of the stockholder notice. If the Board of Directors so requests, any person nominated for election to the Board shall furnish to our Corporate Secretary the information required to be set forth in the notice of nomination pertaining to the nominee.

Any eligible stockholder who desires to have a proposal considered for inclusion in our proxy solicitation materials for our 2007 annual meeting of stockholders, including director nominations, must cause his or her proposals to be received in writing by our Corporate Secretary at 10165 McKellar Court, San Diego, California 92121 no later than December 13, 2006. The Board of Directors will review new proposals from eligible stockholders if they are received in writing by December 13, 2006. Proposals must be submitted in accordance with our bylaws, as described above, and must comply with Securities and Exchange Commission regulations promulgated under Rule 14a-8 of the Exchange Act of 1934, as amended.

Nothing in this section shall be deemed to require us to include in our proxy solicitation materials relating to any annual meeting any stockholder proposal or nomination that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission.

ANNUAL REPORT

Our 2005 Annual Report to Stockholders has been mailed to stockholders concurrently with this Proxy Statement. The Company incorporates by reference herein the information set forth in our Form 10-K under Item 1 relating to the executive officers of the Company.

A copy of our Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, without exhibits, will be furnished without charge upon written request to the Investor Relations department at Quidel Corporation, 10165 McKellar Court, San Diego, California 92121. In addition, you may call (858) 646-8031 or e-mail our Investor Relations department at ir@quidel.com.

OTHER BUSINESS

We know of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

San Diego, California
April 11, 2006

Stockholders are urged to specify their choices on, date, sign and return the enclosed proxy card in the accompanying prepaid, return envelope. Prompt response is helpful and your cooperation greatly appreciated.

Appendix A

QUIDEL CORPORATION

AUDIT COMMITTEE CHARTER

1.                 Mission Statements

1.1.  The primary purpose of the Audit Committee (the “Committee”) is to oversee the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements.

1.2.  The Committee’s purposes also include oversight responsibility relating to: (i) surveillance of internal accounting and financial controls; (ii) review of the independent auditors’ qualifications and independence; (iii) performance of the Company’s internal audit function; (iv) performance of the independent auditors; (v) compliance with legal and regulatory requirements; and (vi) reviewing, setting policy and evaluating the effectiveness of the Company’s processes for assessing significant risk exposures and measures that management has taken to minimize such risks.

1.3.  The Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement.

2.                 Authority

2.1.  The Committee has full authority and unrestricted access to the resources, information and personnel necessary to achieve its mission.

2.2.  The Committee has the power to conduct or authorize investigations into any matters within its scope of responsibilities and to retain and determine funding for legal counsel, accountants, experts and other advisors as it determines appropriate to assist in the performance of its mission.

3.                 Membership

3.1.  The Board of Directors shall appoint the members of the Committee, including its chairperson, and such members may be removed by the Board in its discretion.

3.2.  The Committee shall be comprised of at least three Directors who are “independent” of management and the Company.

For purposes hereof, “independent” shall mean a Director who: (i) meets the definition of “independence” established by The Nasdaq Stock Market, Inc. (“Nasdaq”); and (ii) meets the criteria for independence set forth in Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended.

3.3.  Each member of the Committee, at the time of his or her appointment to the Committee, shall be able to read and understand financial statements, including the Company’s balance sheet, income statement and cash flow statement.

3.4.  At least one member of the Committee shall meet the requirements of an “audit committee financial expert” as determined by the Board in accordance with SEC rules and regulations, or, if not, the Company shall disclose why not in its Annual Report on Form 10-K or Proxy Statement.

4.                 Duties and Responsibilities

Among its specific duties and responsibilities, the Committee shall, consistent with, and subject to, applicable law and rules and regulations promulgated by the SEC, Nasdaq or other regulatory authority:

4.1.  Appoint, retain, determine funding for, and, when appropriate, terminate the independent auditors, whom shall report directly to the Committee. In its capacity as a committee of the Board, the Committee shall be directly responsible for the appointment, compensation and oversight of the independent auditors, including the sole authority and responsibility to select, evaluate and if necessary replace the independent auditors.

4.2.  Review and approve in advance all audit services to be provided by the independent auditors and establish policies and procedures with respect to permissible non-audit services to be provided by the independent auditors, which shall require pre-approval by the Committee for all such permissible non-audit services.

4.3.  Periodically review, at least annually, the independence of the independent auditors. In this regard, the Committee shall: (i) review and discuss with the independent auditors the matters to be included in the written disclosures required by professional independence standards applicable to the independent auditors, including reviewing and discussing any relationship between the auditors and the Company or any other relationships that may adversely affect the independence of the auditors; (ii) consider whether the independent auditors’ performance of permissible non-audit services is compatible with the auditors’ independence; and (iii) present to the Board, the Committee’s conclusions with respect to the independence of the auditors.

4.4.  Review and discuss with the independent auditors: (i) the scope of their audit, the results of the annual audit examination and any accompanying management letters, and any difficulties they may have encountered in the course of their audit, including any restrictions on the scope of their activities or on access to requested information, and any significant disagreements with management; and (ii) any of their reports with respect to interim periods.

4.5.  Determine that the independent auditors have a process in place to address rotation of the lead audit partner and other audit partners serving the account as required under SEC independence rules.

4.6.  Periodically review and discuss, with the independent auditors, management, the internal auditor and such others as the Committee deems appropriate, the adequacy and effectiveness of the Company’s financial reporting processes and internal controls, the Company’s internal controls report and the independent auditor’s attestation of such report, including any significant changes in such controls or significant deficiencies or material weaknesses identified; and review and discuss with the principal internal auditor of the Company and such others as deemed appropriate, the scope and results of the Company’s internal audit program.

4.7.  Review and discuss with management and the independent auditors the Company’s annual and quarterly financial statements, including: (i) an analysis of the independent auditors’ judgment as to the quality of the Company’s accounting principles; and (ii) the Company’s disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operation,” and (iii) the reasons for any variances of actual financial results from the annual budget as approved by the Board of Directors.

4.8.  Review and discuss with management and the independent auditors the accounting policies which may be viewed as critical and any significant changes in the accounting policies of the Company and accounting and financial reporting rule changes that may have a significant impact on the Company’s financial reports.

4.9.  Review the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q before release to the SEC to assure that such information contained therein is consistent with the information contained in the Company’s financial statements and is in compliance with statutory requirements. The Committee shall recommend to the Board whether the financial statements should be included in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

4.10.    Periodically review and discuss the adequacy of the Company’s disclosure controls and procedures and management reports thereon.

4.11.    Review and discuss generally the information to be disclosed and the presentation to be made in the Company’s earnings and press releases involving financial condition or forecasts.

4.12.    Review and approve the Company’s policy for the investment of cash assets.

4.13.    Review and discuss with management and the independent auditors (i) any material financial or non-financial arrangements of the Company which do not appear on the financial statements of the Company; and (ii) any transactions or course of dealings, with related parties which transactions are significant in size or involve terms or other aspects that differ from those that would likely be negotiated with independent third parties, and which arrangements or transactions are relevant to an understanding of the Company’s financial statements.

4.14.    Review and pre-approve any related party transactions involving directors or executive officers.

4.15.    Review material, pending legal proceedings involving the Company and other contingent liabilities.

4.16.    Establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls and auditing matters, including procedures for confidential, anonymous submissions of complaints or concerns by employees regarding accounting and auditing matters.

4.17.    Establish policies and the parameters for hiring employees and former employees of the independent auditors.

4.18.    Evaluate annually the performance of the Committee and review this Charter recommending any changes to the Board, accordingly.

4.19.    Regularly report to the Board with respect to the Committee’s meetings and activities.

4.20.    Periodically review the Company’s Code of Business Conduct and Ethics.

4.21.    Perform such other functions as assigned by law, the Company’s charter, bylaws and the Board.

5.                 Meetings

5.1.  The Committee shall meet as often as may be deemed necessary or appropriate in its judgment, generally four times each year, either in person or telephonically.

5.2.  The Committee shall periodically meet separately in executive session with each of the independent auditors and, as the Committee deems appropriate, the Chief Financial Officer, the internal auditor or other members of management.

5.3.  A majority of the members of the Committee shall constitute a quorum.

6.                 Outside Advisors

6.1.  The Committee shall have the authority to retain and determine funding for such outside legal counsel, accountants, experts and other advisors as it determines appropriate to assist it in the full performance of its functions.

6.2.  The Committee shall have sole authority to approve the fees and retention terms for its advisors.

Last Updated: March 21, 2006

ANNUAL MEETING OF STOCKHOLDERS OF

QUIDEL CORPORATION

May 17, 2006

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
					FOR ☐	AGAINST ☐	ABSTAIN ☐
2. To elect seven directors to serve on the Board of Directors to hold office until the 2007 Annual			1. To ratify the selection by the Audit Committee of the Board of
Meeting of Stockholders:			Directors of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending
☐ ☐ ☐		NOMINEES:	December 31, 2006;
	FOR ALL NOMINEES	Thomas D. Brown
		Rodney F. Dammeyer	3. To transact such other business as may properly be presented at the Annual
	withhold authority	Douglas S. Harrington, M.D.	Meeting or any adjournments or postponements thereof.
	for all nominees	Caren L. Mason
		Mary Lake Polan, M.D., Ph.D, M.P.H.	Unless otherwise specified, this proxy will be voted FOR proposal 1, FOR the election of each
	for all except	Mark A. Pulido	nominee for director listed on this proxy card in proposal 2 and in the discretion of the
	(See instructions below)	Jack W. Schuler	proxy holders on all other business that comes before the meeting.

INSTRUCTION:

To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:
If no choice is indicated, the proxy will be voted FOR all nominees listed.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder		Date:	Signature of Stockholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

QUIDEL CORPORATION

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 17, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, a Stockholder of QUIDEL CORPORATION, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders, the Annual Report to Stockholders and the accompanying Proxy Statement for the Annual Meeting to be held on Wednesday, May 17, 2006, at 8:30 a.m., local time, at the L’Auberge Del Mar Resort and Spa, 1540 Camino Del Mar, Del Mar, California 92014, and, revoking any proxy previously given, hereby appoints Caren L. Mason and Paul E. Landers, and each of them, proxies and attorneys-in-fact, each with full power of substitution and revocation, and each with all power that the undersigned would possess if personally present, to vote QUIDEL CORPORATION Common Stock held by the undersigned at such meeting and any postponements or adjournments of such meeting, as set forth on the reverse, and in their discretion upon any other business that may properly come before the meeting.

IMPORTANT: SIGNATURE REQUIRED ON REVERSE SIDE

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